Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Nos. 333-134945, 333-140034, 333-147997 and 333-143786) of Cyclacel Pharmaceuticals, Inc. and in the related Prospectuses of our reports dated March 29, 2010, with respect to the consolidated financial reporting of Cyclacel Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
London, England
March 29, 2010